Exhibit 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	Jon C. Biro
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Alexandra Tramont/Matt Steinberg

FTI Consulting, Inc.
(212) 850-5600

CONSOLIDATED GRAPHICS REPORTS FINANCIAL RESULTS FOR THE

QUARTER ENDED DECEMBER 31, 2012

Quarterly Highlights:

•                  Sales grew 4.0% year-over-year to $295.3 million

•                  Adjusted Diluted Earnings per Share was $1.75, the all-time high in the history of the Company

•                  Adjusted EBITDA improved 9.2% to $42.7 million

HOUSTON, TEXAS — February 6, 2013 — Consolidated Graphics, Inc. (NYSE: CGX) today announced financial results for its third quarter ended December 31, 2012.

Revenue for the December 2012 quarter increased 4.0% to $295.3 million, compared to the prior year. Adjusted Operating Income increased 17.3% for the quarter to $24.3 million or 8.2% of revenue, compared to $20.7 million or 7.3% of revenue last year. Adjusted Net Income increased 32.4% to $16.9 million for the quarter, compared to $12.7 million for the prior year. Adjusted Diluted Earnings per share increased 43.4% to $1.75, compared to $1.22 last year. Adjusted EBITDA increased 9.2% to $42.7 million for the quarter and Free Cash Flow was $16.8 million for the quarter.

Operating income during the December 2012 quarter was $23.3 million, compared to $17.6 million for the prior year. Net income for the quarter was $16.3 million or $1.68 diluted earnings per share, compared to $10.8 million or $1.04 diluted earnings per share last year.

Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics, commented, “Revenue growth this quarter was driven by growth in digital print revenue, which increased 3.6%, as well as strong election-related revenue. The sales growth we experienced was made possible by investment in our best of class digital print platform, along with our technology infrastructure and solutions.  Looking forward, we are optimistic that with an improving U.S. economy in 2013, we will experience greater demand for our products and services.”

During the December 2012 quarter, the Company purchased 46,336 shares of its common stock for $1.2 million (average cost of $26.06 per share) pursuant to a share repurchase program authorizing the Company to purchase up to an aggregate of $170.0 million of the Company’s common shares. Since beginning the share repurchase program in November 2010, the Company has purchased 2,269,152 shares of its common stock (19% of shares outstanding) for $90.5 million. As of December 31, 2012, the Company had 9,618,475 common shares outstanding.

A reconciliation of the non-GAAP financial measures, Adjusted EBITDA, Free Cash Flow, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income and Adjusted Diluted Earnings Per Share to the most directly comparable GAAP financial measures are included in the attached tables and in the related Current Report on Form 8-K filed with the Securities and Exchange Commission. The Form 8-K also includes the basis for management’s use of these non-GAAP financial measures.

Consolidated Graphics, Inc. will host a conference call today, Wednesday, February 6, 2013, at 11:00 a.m. Eastern Time, to discuss its third quarter fiscal 2013 results. The conference call will be simultaneously broadcast live over the Internet on our website (www.cgx.com) and a subsequent archive of such call will also be available on our website.

Consolidated Graphics, Inc. (CGX), headquartered in Houston, Texas, is one of North America’s leading general commercial printing companies. With 70 printing businesses strategically located across 27 states, Toronto, Prague, and Gero, Japan, CGX offers an unmatched geographic footprint, unsurpassed capabilities, and unparalleled levels of convenience, efficiency and service. With locations in or near virtually every major U.S. market, CGX provides the service and responsiveness of a local printer enhanced by the economic, geographic and technological advantages of a large national organization.

Consolidated Graphics’ vast and technologically advanced sheetfed and web printing capabilities are complemented by the world’s largest integrated digital footprint. By coupling North America’s most comprehensive printing capabilities with strategically located fulfillment centers and industry-leading technology, CGX delivers end-to-end print production and management solutions that are based on the needs of our customers to improve their results. For more information, visit www.cgx.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in which the Company discusses factors it believes may affect its performance or results in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations, beliefs and projections about future events or conditions. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “forecast,” “project,” “should” or “will” or other comparable words or the negative of such words. The accuracy of the Company’s assumptions, expectations, beliefs and projections depends on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks, including those created by general market conditions, competition and the possibility that events may occur beyond the Company’s control, which may limit its ability to maintain or improve its operating results or financial condition or acquire additional printing businesses. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The Company’s actual future results might differ from the forward-looking statements made in this press release for a variety of reasons, which include weakness in the economy, financial stability of its customers, the sustained growth of its digital printing business, seasonality of election-related business, its ability to adequately manage business expenses, including labor costs, the unfavorable outcome of legal proceedings, the lack of or adequacy of insurance coverage for its operations, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, satisfactory labor relations, the potential for additional goodwill impairment charges, or charges related to our withdrawal from multi-employer pension plans, its ability to identify new acquisition opportunities, negotiate and finance such acquisitions on acceptable terms and successfully absorb and manage such acquisitions in a timely and efficient manner, as well as other risks described under the heading “Risk Factors” of our Annual Report on Form 10-K and the risk factors and cautionary statements described in the other documents the Company files or furnishes from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of the foregoing risks or uncertainties materialize, or should the Company’s underlying assumptions, expectations, beliefs or projections  prove incorrect, the Company’s actual results may vary materially from those anticipated in its forward-looking statements, and its business, financial condition and results of operations could be materially and adversely affected.

Regulation G Reconciliation

This press release also contains references to the non-GAAP financial measures of Adjusted EBITDA, which we define as earnings, or net income, before interest, income taxes, depreciation and amortization, goodwill impairment charges, other charges and accretion of pension liability, share-based compensation expense, non-cash foreign currency transaction gains and losses and net losses/gains from asset dispositions, Free Cash Flow, which we define as net cash provided by operating activities less capital expenditures plus proceeds from assets dispositions, Adjusted Operating Income, which we define as operating income before goodwill impairment charges, other charges and accretion of pension liability, share-based compensation expense, and non-cash foreign currency transaction net gains and losses, Adjusted Operating Margin, which we define as Adjusted Operating Income divided by sales, Adjusted Net Income, which we define as net income before goodwill impairment charges, other charges and accretion of pension liability, share-based compensation expense,  non-cash foreign currency transaction net gain and losses, all net of tax, and Adjusted Diluted Earnings Per Share, which we define as Adjusted Net Income divided by diluted weighted average number of common shares outstanding. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the tables below. Management’s opinion regarding the usefulness of these non-GAAP financial measures to investors and a description of the ways in which management used such measures can be found in the related Current Report on Form 8-K we filed with the Securities and Exchange Commission.

(Tables to follow)

# # #

CONSOLIDATED GRAPHICS, INC.

Condensed Consolidated Income Statements

(In thousands, except per share amounts, and unaudited)

	Three Months Ended				Nine Months Ended
	December 31,				December 31,
	2012	2011	Change		2012	2011	Change
			$	%			$	%

Sales	$295,277	$283,891	11,386	4	$797,220	$794,644	2,576	0
Cost of Sales	222,716	216,052	6,664	3	613,390	611,207	2,183	0
Gross Profit	72,561	67,839	4,722	7	183,830	183,437	393	0
Selling Expenses	23,939	23,149	790	3	70,030	68,411	1,619	2
General and Administrative Expenses	24,638	24,839	(201)	(1)	73,571	72,266	1,305	2
Goodwill Impairment Charge	—	1,984	(1,984)	nm	—	1,984	(1,984)	nm
Other Charges	349	—	349	nm	4,311	5,281	(970)	(18)
Other Expense	290	238	52	22	17	429	(412)	(96)
Operating Income	23,345	17,629	5,716	32	35,901	35,066	835	2
Interest Expense	1,246	1,676	(430)	(26)	4,081	4,831	(750)	(16)
Income before Taxes	22,099	15,953	6,146	39	31,820	30,235	1,585	5
Income Tax Expense	5,840	5,119	721	14	9,300	10,281	(981)	(10)
Net Income	$16,259	$10,834	5,425	50	$22,520	$19,954	2,566	13

Earnings Per Share
Basic	$1.69	$1.05			$2.28	$1.86
Diluted	$1.68	$1.04			$2.27	$1.83

Weighted Average Shares Outstanding
Basic	9,622	10,332			9,886	10,712
Diluted	9,659	10,459			9,937	10,885

Effective Income Tax Rate	26.4%	32.1%			29.2%	34.0%

nm- not meaningful

CONSOLIDATED GRAPHICS, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts, and unaudited)

	December 31, 2012	March 31, 2012

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$8,525	$6,065
Accounts receivable, net	181,515	162,093
Inventories	60,941	54,129
Prepaid expenses	10,891	14,976
Deferred income taxes	9,848	16,552
Total current assets	271,720	253,815
PROPERTY AND EQUIPMENT, net	357,018	377,055
GOODWILL	24,974	24,847
OTHER INTANGIBLE ASSETS, net	12,933	15,623
OTHER ASSETS	7,551	10,569
	$674,196	$681,909
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$21,437	$23,596
Accounts payable	90,055	90,392
Accrued liabilities	71,511	68,496
Income taxes payable	2,790	—
Total current liabilities	185,793	182,484
LONG-TERM DEBT, net of current portion	130,811	140,150
OTHER LIABILITIES	35,208	31,523
DEFERRED INCOME TAXES, net	42,989	54,051
Total liabilities	394,801	408,208
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common stock, $.01 par value; 100,000,000 shares authorized; 9,618,475 and 10,239,819 issued and outstanding	96	102
Additional paid-in capital	153,833	161,914
Retained earnings	124,434	109,832
Accumulated other comprehensive income	1,032	1,853
Total shareholders’ equity	279,395	273,701
	$674,196	$681,909

Total debt	$152,248	$163,746
Debt-to-total capitalization	35%	37%

CONSOLIDATED GRAPHICS, INC.

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts, and unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net income	$16,259	$10,834	$22,520	$19,954
Income tax expense	5,840	5,119	9,300	10,281
Interest expense, net	1,246	1,676	4,081	4,831
Depreciation and amortization	18,230	18,663	55,153	53,774
Goodwill impairment charge	—	1,984	—	1,984
Other charges and accretion of pension liability	349	182	4,311	5,543
Share-based compensation expense	666	710	1,849	1,853
Non-cash foreign currency transaction (gain) loss	(27)	238	(240)	429
Net (gain) loss from asset dispositions	97	(331)	165	(725)
Adjusted EBITDA	$42,660	$39,075	$97,139	$97,924

Net cash provided by operating activities	$19,979	$24,901	$61,779	$63,329
Capital expenditures	(4,176)	(19,710)	(31,373)	(48,813)
Proceeds from asset dispositions	954	1,795	1,736	2,694
Free Cash Flow	$16,757	$6,986	$32,142	$17,210

Operating income	$23,345	$17,629	$35,901	$35,066
Goodwill impairment charge	—	1,984	—	1,984
Other charges and accretion of pension liability	349	182	4,311	5,543
Share-based compensation expense	666	710	1,849	1,853
Non-cash foreign currency transaction (gain) loss	(27)	238	(240)	429
Adjusted Operating Income	$24,333	$20,743	$41,821	$44,875
Adjusted Operating Margin	8.2%	7.3%	5.2%	5.6%

Net income	$16,259	$10,834	$22,520	$19,954
Goodwill impairment charge	—	1,984	—	1,984
Tax benefit of goodwill impairment charge	—	(774)	—	(774)
Other charges and accretion of pension liability	349	182	4,311	5,543
Tax benefit of other charges and accretion of pension liability	(136)	(71)	(1,681)	(2,089)
Share-based compensation expense, net of taxes	406	433	1,127	1,130
Non-cash foreign currency transaction (gain) loss, net of taxes	(16)	145	(146)	262
Adjusted Net Income	$16,862	$12,733	$26,131	$26,010

CONSOLIDATED GRAPHICS, INC.

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts, and unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Diluted earnings per share	$1.68	$1.04	$2.27	$1.83
Goodwill impairment charge	—	.19	—	.18
Tax benefit of goodwill impairment charge	—	(.07)	—	(.07)
Other charges and accretion of pension liability	.04	.02	.43	.51
Tax benefit of other charges and accretion of pension liability	(.01)	(.01)	(.17)	(.18)
Share-based compensation expense, net of taxes	.04	.04	.11	.10
Non-cash foreign currency transaction (gain) loss, net of taxes	—	.01	(.01)	.02
Adjusted Diluted Earnings Per Share	$1.75	$1.22	$2.63	$2.39